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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 15, 2002
                                                          -------------



                              STONEPATH GROUP, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)



       Delaware                       0-26929                   65-0867684
--------------------------------------------------------------------------------
(State or Other Jurisdic-    (Commission File Number)          (IRS Employer
 tion of Incorporation)                                      Identification No.)


Two Penn Center Plaza, Suite 605, Philadelphia, PA                     19102
-----------------------------------------------------                ---------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code 215-564-9193
                                                   ------------


                                 Not Applicable
                  ---------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






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Item 5.  Other Events.

In a Current Report filed with the Securities and Exchange Commission on Form 8-K on July 5, 2002, Stonepath Group, Inc. (the "Company") reported that the Company granted to certain of its executive officers, including Dennis L. Pelino, its Chairman and Chief Executive Officer, options to purchase shares of the Company's common stock under its Amended and Restated 2000 Stock Incentive Plan. The Company also reported that the options granted to Dennis L. Pelino were to contain an anti-dilution feature pursuant to which the Company had agreed to grant to Mr. Pelino such number of options in the future as would be necessary for him to retain a 10% interest in the fully diluted capitalization of the Company. During the course of finalizing the agreements relating to Mr. Pelino's options, the Company and Mr. Pelino elected to delete the anti-dilution feature of the options due to adverse market conditions.






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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

         4.13 Amendment No. 1 to Amended & Restated Option to Purchase Common Stock of Stonepath Group, Inc. granted to Dennis L. Pelino, effective as of July 3, 2002.
         4.14 Non-Qualified Stock Option Agreement between the Company and Dennis L. Pelino dated July 3, 2002.




















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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          STONEPATH GROUP, INC.



Date: July 15, 2002                       By: /s/ Dennis L. Pelino
                                              -------------------------------
                                          Name: Dennis L. Pelino
                                          Title: Chairman and Chief Executive
                                                 Officer